                                                                   EXHIBIT 10.08
                                   INTUIT INC.

                                FORM OF AMENDMENT
                                       TO
                          ALL STOCK OPTIONS OUTSTANDING
                              AT FEBRUARY 19, 1999

BACKGROUND

On February 19, 1999 Intuit Inc.'s Board of Directors amended all stock options outstanding to provide that if an optionee leaves Intuit because of death or permanent disability the vesting of his or her stock options accelerates so that the option becomes 100% vested as of the termination date.

This amendment affected options outstanding under the Company's following equity compensation plans: the Intuit Inc. 1993 Equity Incentive Plan, the Intuit Inc. 1996 Directors Stock Option Plan, the Intuit Inc. 1998 Option Plan for Mergers & Acquisitions, the Intuit 1988 Stock Option Plan, the ChipSoft, Inc. 1992 Stock Option Plan, the ChipSoft, Inc. 1992 Non-Employee Director Plan, the Interactive Insurance Services Management Equity Plan, and the Galt Technologies, Inc. 1995 Stock Option Plan.

SUBSTANTIVE AMENDMENT

Because of this change, the Company amended the language in the grant agreements for all options outstanding on February 19, 1999 under the Company's equity compensation plans. As amended, the relevant sections of the revised grant agreements now read substantially as follows:

                  "Exercise Period of Option. Provided Participant continues to provide services to the Company or any Subsidiary, Parent or Affiliate of the Company through the specified period, the Option shall become exercisable as to portions of the Shares as follows: [Optionee's vesting schedule, which remains unchanged]. Notwithstanding the foregoing, in the event that Participant is an employee or a director who is `totally disabled' or dies, as provided in the Plan, this Option shall become exercisable as to 100% of the Shares as of the Participant's date of Termination."

                  "Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant, the Option to the extent that it is exercisable by Participant as of the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than 18 months after the date of Termination, but in any event no later than the Expiration Date. The Option shall become exercisable as to 100% of the Shares as of the Participant's date of Termination in the event that Participant is an employee or a director who is `totally disabled' or dies, as provided in the Plan."